UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DANIEL GREEN COMPANY (to be PHOENIX FOOTWEAR GROUP, INC.
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             (Exact name of registrant as specified in its charter)

Massachusetts (Delaware)                                      15-0327010
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

450 North Main Street, Old Town, Maine 04468
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(Address of principal executive offices)                            (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act


         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

Common Stock, $2.50 par value                     American Stock Exchange
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(Common Stock, $.01 par value)
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:
N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act

                                      None
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                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

      Daniel Green Company filed a Form 8-A with the Securities and Exchange Commission on April 30, 2002. This Amendment No. 1 thereto is filed to update or modify the following information:

            a) The American Stock Exchange approved the application of the Registrant to list its common stock, par value $2.50 per share or, if the merger proposal is approved by stockholders, the common stock, par value $.01 per share. of the surviving corporation, Phoenix Footwear Group, Inc. The approval is contingent on compliance with guideline and Depository Trust Company eligibility.

            b) It is expected that trading on the Exchange will commence on May 20, 2002.

            c) The trading symbol for Phoenix Footwear Group, Inc. (assuming the merger is approved) will be PXG. (The Daniel green Company trading symbol, if the merger is not approved, will remain DGR.)

      Safe Harbor Statements Under the Private Securities Litigation Reform Act of 1995: The statements contained in this Form 8-A which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual results and timing of the events may differ materially from the future results, timing, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause Daniel Green's financial performance to be different include risks of changing consumer preference, inability to successfully design, develop or market its brands, competition from other footwear manufacturers, loss of key employees, general economic conditions and adverse factors impacting the footwear industry, and the inability of the Company to source its products due to political or economic factors or the imposition of trade or duty restrictions. The Company assumes no duty to update information contained in this Form 8-A at any time.


                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its Form 8-A registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) DANIEL GREEN COMPANY (to be PHOENIX FOOTWEAR GROUP, INC.)
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Date May 2, 2002
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By /s/ James R. Riedman
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         James R. Riedman, Chairman & CEO